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                                                  REGISTRATION NO. 333-
================================================================================
                                UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                   FORM S-8/A

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933


                               LENNAR CORPORATION
             (Exact name of registrant as specified in its charter)

            DELAWARE                                   95-4337490
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                           700 NORTHWEST 107TH AVENUE
                              MIAMI, FLORIDA 33172
               (Address of Principal Executive Offices) (Zip Code)

         LENNAR CORPORATION 2000 STOCK OPTION AND RESTRICTED STOCK PLAN
                            (Full Title of the Plan)

                            BENJAMIN P. BUTTERFIELD
                               LENNAR CORPORATION
                           700 NORTHWEST 107TH AVENUE
                              MIAMI, FLORIDA 33172
                     (Name and address of agent for service)
   Telephone number, including area code, of agent for service: (305) 559-4000

                                   COPIES TO:

                            DAVID W. BERNSTEIN, ESQ.
                             CLIFFORD CHANCE US LLP
                                 200 PARK AVENUE
                            NEW YORK, NEW YORK 10166

  THE PURPOSE OF THIS AMENDMENT IS TO DEREGISTER 663,800 SHARES OF COMMON STOCK
                                 UNDER THE PLAN
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      In accordance with an Undertaking made as provided in Item 512(a)(3) of
Item S-K, this Post-Effective Amendment No. 1 is filed in order to deregister securities remaining unsold under Registration Statement No. 333-70212, filed on September 26, 2001.

      Registration Statement No. 333-70212 covered 4,000,000 shares of common stock, par value $0.10 per share, of Lennar Corporation issuable under the Lennar Corporation 2000 Stock Option and Restricted Stock Plan (the "Plan"). The Plan was terminated effective April 8, 2003. When the Plan terminated, 3,336,200 shares of Lennar Corporation common stock had been issued or were the subject of options which had been issued under the Plan. This Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister the 663,800 shares of common stock that have not been and will not be issued under the Plan.
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                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8/A and has duly caused this Post-Effective Amendment No. 1 to Registration Statement 333-70212 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami and State of Florida on this 5th day of May, 2003.

                                            LENNAR CORPORATION

                                            By: /s/ Stuart A. Miller
                                                -----------------------
                                                    Stuart A. Miller
                                                    President and Chief
                                                    Executive Officer

       Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement 333-70212 on Form
S-8/A has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE                                 TITLE(S)                      DATE
---------                                 --------                      ----

/s/ Stuart A. Miller             President, Chief Executive          May 5, 2003
------------------------------   Officer, and Director
Stuart A. Miller                 (Principal Executive Officer)


            *                    Vice President and Chief            May 5, 2003
------------------------------   Financial Officer
Bruce E. Gross                   (Principal Financial Officer)

            *                    Vice President and Controller       May 5, 2003
------------------------------   (Principal Accounting Officer)
Diane J. Bessette

            *                    Director                            May 5, 2003
------------------------------
Irving Bolotin

            *                    Director                            May 5, 2003
------------------------------
Steven L. Gerard

            *                    Director                            May 5, 2003
------------------------------
Jonathan M. Jaffe

            *                    Director                            May 5, 2003
------------------------------
R. Kirk Landon
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SIGNATURE                                 TITLE(S)                      DATE
---------                                 --------                      ----

            *                    Director                            May 5, 2003
------------------------------
Sidney Lapidus

            *                    Director                            May 5, 2003
------------------------------
Herve Ripault

            *                    Director                            May 5, 2003
------------------------------
Steven J. Saiontz

            *                    Director                            May 5, 2003
------------------------------
Donna Shalala

            *                    Vice-Chairman of the                May 5, 2003
------------------------------   Board of Directors
Robert J. Strudler




 * By /s/ Stuart A. Miller                                           May 5, 2003
      ------------------------
          Stuart A. Miller
          Attorney-in-fact